Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

THIRD QUARTER FISCAL 2016 PRELIMINARY RESULTS

•	New Product Revenue Growth Led by New Large U.S. Telco Customer

•	Achieved Non-GAAP Operating Profit Ahead of Plan

•	Recognized Initial Rave Revenue on OTT Launch with Leading Content Owner

•	Adrenalin Multiscreen Platform Goes Live with Subscribers for Two Large North American Service Providers

ACTON, Mass. (Dec. 3, 2015) – SeaChange International, Inc. (NASDAQ: SEAC) today reported third quarter fiscal 2016 revenue of $28.7 million and estimated U.S. GAAP loss from operations of $11.8 million, or $0.35 per basic share, compared to third quarter fiscal 2015 revenue of $30.0 million and U.S. GAAP operating loss of $5.9 million, or $0.19 per basic share. Excluding estimated non-GAAP charges of $12.2 million, non-GAAP income from operations for the third quarter of fiscal 2016 was $0.4 million, or $0.01 per diluted share, compared to non-GAAP loss from operations of $2.1 million, or $0.07 per basic share, in the third quarter of fiscal 2015.

For the first nine months of fiscal 2016, the Company posted revenue of $79.8 million and an estimated U.S. GAAP loss from operations for the first nine months of fiscal 2016 of $26.1 million, or $0.78 per basic share, compared to revenue of $84.2 million and U.S. GAAP loss from operations of $21.2 million, or $0.65 per basic share, for the same prior period a year ago. The Company posted an estimated non-GAAP loss from operations of $7.7 million, or $0.23 per basic share, compared to non-GAAP loss from operations of $12.1 million, or $0.37 per basic share, in the same prior period.

“We’re pleased to report our first profitable quarter since the end of fiscal 2014, a positive performance that reflects the commercial progress of our Adrenalin multiscreen platform rollouts as well as the further diversification of our customer base,” said Jay Samit, Chief Executive Officer, SeaChange. “With the implementation of our OTT strategy, we have expanded the Company’s addressable market to content owners. Last month our Rave platform went live in commercial OTT service for our first content owner customer. Now, we’re looking forward to expanding in another dimension with a Rave commercial launch for U.S.-based MVNO ROK Mobile in the first half of 2016.”

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SeaChange Q3 FY16 Results/Page 2

Anthony Dias, Chief Financial Officer, SeaChange, stated, “We are pleased to report third quarter revenue at the top end of our guidance and a return to operating profitability one quarter ahead of plan. Our top-line results were driven by growth in new product revenue and new customer wins, most notably a large U.S. telco customer. Our streamlining efforts have reduced our operating expenses, lowered our break even point and enabled us to return to profitability ahead of schedule.”

The Company’s preliminary third fiscal quarter GAAP results include a one-time charge of $9.2 million related to the cost of fulfilling the Company’s obligations under its fixed price system integrator agreement. The Company is finalizing the amount of this charge, and variation in this amount is not anticipated to impact the Company’s non-GAAP results. The Company will include the final amount of this charge in its Quarterly Report on Form 10-Q for the period ended October 31, 2015.

Commenting on the Company’s outlook, Dias concluded, “As a result of our execution on our cost reduction programs and better than expected operating performance in the third quarter, we are adjusting our non-GAAP EPS guidance from a loss of $0.16 to $0.36 per basic share to a loss of $0.20 to $0.25 per basic share. For the fourth quarter of fiscal 2016, we anticipate revenue to be in the range of $28 million to $32 million and non-GAAP operating results to be in the range of a loss of $0.02 per basic share to earnings of $0.03 per fully diluted share.”

SeaChange continues to maintain a strong balance sheet, ending the third quarter of fiscal 2016 with cash, cash equivalents and marketable securities of $70.8 million and no debt outstanding.

The Company will host a conference call to discuss its third quarter fiscal 2016 results at 5:00 p.m. ET today, Thursday, Dec. 3, 2015. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. A replay of the conference call will be available by phone through December 17, 2015 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1362-4537. The webcast will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Enabling our customers to deliver billions of premium video streams across a matrix of pay-TV, OTT and mobile platforms, SeaChange (Nasdaq: SEAC) empowers service providers, content owners and brand advertisers to entertain audiences, engage consumers and expand business opportunities. As a three-time Emmy award-winning organization with over 20 years of experience, we give media businesses the content management, delivery, measurement and analytics capabilities they need to craft an individualized branded experience for every viewer that sets the pace for quality and value worldwide. For more information, please visit www.schange.com.

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SeaChange Q3 FY16 Results/Page 3

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding our products, the preliminary determination of our estimated one-time charge, future financial performance including expenses we may incur in the future in fulfilling customer arrangements, anticipated sales cycles, customer diversification, and developments with our customers and the industry, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services and expenses we may incur in fulfilling customer arrangements; the continued development of the multiscreen video and OTT market; the inability to meet revenue targets for our SaaS-based multiscreen service offering; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; the Company’s transition to being a company that primarily provides software solutions; worldwide economic cycles; measures taken to address the variability in the market for our products and services; the loss of one of the Company’s large customers; consolidation in the television service providers industry; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the impact of changes in the market on the value of our investments; any impairment of the Company’s assets; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; the implementation of a restructuring program; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; compliance with conflict minerals regulations; and the effect on revenue and reported results of a change in financial accounting standards.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 7, 2015. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange Q3 FY16 Results/Page 4

SeaChange International, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Amounts in thousands)

	October 31, 2015	January 31, 2015
	(Unaudited)
Assets
Cash and cash equivalents	$58,030	$90,019
Marketable securities and restricted cash	12,774	15,382
Accounts and other receivables, net	36,059	31,550
Inventories, net	2,024	2,864
Prepaid expenses and other current assets	3,137	3,026
Property and equipment, net	14,673	15,869
Goodwill and intangible assets, net	68,280	48,322
Other assets	5,732	5,319

Total assets	$200,709	$212,351

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$23,137	$17,636
Deferred stock consideration	4,789	—
Deferred revenues	16,149	19,088
Other long term liabilities	2,217	1,493
Deferred tax liabilities and income taxes payable	1,445	3,083

Total liabilities	47,737	41,300

Total stockholders’ equity	152,972	171,051

Total liabilities and stockholders’ equity	$200,709	$212,351

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SeaChange Q3 FY16 Results/Page 5

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Revenues:
Products	$6,195	$7,311	$16,314	$21,109
Services	22,552	22,659	63,481	63,047

Total revenues	28,747	29,970	79,795	84,156

Cost of revenues:
Products	1,528	2,779	4,766	6,188
Services	10,963	12,094	33,829	35,970
Provision for loss contract	9,162	—	9,162	—
Amortization of intangible assets	184	258	557	795
Stock-based compensation expense	33	46	61	132

Total cost of revenues	21,870	15,177	48,375	43,085

Gross profit	6,877	14,793	31,420	41,071

Operating expenses:
Research and development	8,273	9,932	26,176	31,729
Selling and marketing	3,965	3,447	11,263	10,509
General and administrative	3,648	3,841	11,446	11,895
Amortization of intangible assets	1,038	994	3,003	3,325
Stock-based compensation expense	1,104	1,136	2,943	2,447
Earn-outs and change in fair value of earn-outs	492	—	1,475	—
Professional fees—other	1	124	145	477
Severance and other restructuring costs	197	1,186	1,026	1,878

Total operating expenses	18,718	20,660	57,477	62,260

Loss from operations	(11,841)	(5,867)	(26,057)	(21,189)
Other income (expenses), net	38	(676)	(390)	(594)

Loss before income taxes and equity income in earnings of affiliates	(11,803)	(6,543)	(26,447)	(21,783)
Income tax benefit	(1,228)	(348)	(1,003)	(415)
Equity income in earnings of affiliates, net of tax	10	—	27	19

Loss from continuing operations	(10,565)	(6,195)	(25,417)	(21,349)

(Loss) income from discontinued operations, net of tax	—	(114)	—	5

Net loss	$(10,565)	$(6,309)	$(25,417)	$(21,344)

Net loss per share:
Basic	$(0.31)	$(0.19)	$(0.76)	$(0.65)

Diluted	$(0.31)	$(0.19)	$(0.76)	$(0.65)

Net loss per share from continuing operations:
Basic	$(0.31)	$(0.19)	$(0.76)	$(0.65)

Diluted	$(0.31)	$(0.19)	$(0.76)	$(0.65)

Net (loss) income per share from discontinued operations:
Basic	$—	$(0.00)	$—	$0.00

Diluted	$—	$(0.00)	$—	$0.00

Weighted average common shares outstanding:
Basic	33,636	32,628	33,440	32,805

Diluted	33,636	32,628	33,440	32,805

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SeaChange Q3 FY16 Results/Page 6

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Nine Months Ended October 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(25,417)	$(21,344)
Net income from discontinued operations	—	(5)
Adjustments to reconcile net loss to net cash used in operating activities from continuing operations:
Depreciation and amortization of property and equipment	2,554	2,809
Provision for loss contract	9,162	—
Amortization of intangible assets	3,560	4,120
Fair value of contingent consideration	1,475	—
Stock-based compensation expense	3,004	2,579
Other	(834)	342
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	895	6,640
Unbilled receivables	(5,743)	(976)
Inventories	472	1,853
Prepaid expenses and other assets	(158)	(465)
Accounts payable	718	(1,235)
Accrued expenses	(5,735)	(1,882)
Deferred revenues	(2,770)	(4,600)
Other	(625)	489

Net cash used in operating activities from continuing operations	(19,442)	(11,675)
Net cash provided by operating activities from discontinued operations	—	5

Total cash used in operating activities	(19,442)	(11,670)

Cash flows from investing activities:
Purchases of property and equipment	(1,140)	(1,470)
Investment in capitalized software	(2,030)	—
Purchases of marketable securities	(3,005)	(7,160)
Proceeds from sale and maturity of marketable securities	4,503	5,633
Proceeds from sale of equity investments	—	235
Proceeds from (purchase of) cost method investments, net	453	(2,000)
Cash paid for acquisition of business, net of cash acquired	(11,686)	—

Total cash used in investing activities	(12,905)	(4,762)

Cash flows from financing activities:
Proceeds from issuance of common stock relating to stock option exercises	88	—
Repurchases of our common stock	—	(5,504)

Total cash provided by (used in) financing activities	88	(5,504)

Effect of exchange rate changes on cash	270	774

Net decrease in cash and cash equivalents	(31,989)	(21,162)

Cash and cash equivalents, beginning of period	90,019	115,734

Cash and cash equivalents, end of period	$58,030	$94,572

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SeaChange Q3 FY16 Results/Page 7

Use of Non-GAAP Financial Information

We define non-GAAP income (loss) from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating loss plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives, severance and other restructuring costs and provision for loss contracts. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP income (loss) from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP income (loss) from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Provision for Loss Contract. We entered into a fixed priced customer contract on a multi-year arrangement, which included multiple vendors. As the system integrator on the project, we are subject to any cost overruns or increases with these vendors resulting in delays or acceptance by our customer. Delays of customer acceptance on this project require us to recognize a loss on this project in the period the determination is made. As a result, we have recorded an estimated charge of $9.2 million during the third quarter of fiscal 2016. We believe that the exclusion of these expenses allows a comparison of operating results that would otherwise impair comparability between periods. As noted previously, the Company is finalizing the amount of the charge. Variation in this amount is not anticipated to impact the Company’s non-GAAP results in the period ending October 31, 2015. The Company will include the final amount of this estimated loss in its Quarterly Report on Form 10-Q for the period ended October 31, 2015.

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and stock-based expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

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SeaChange Q3 FY16 Results/Page 8

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expenses due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees – Other. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are largely considered to be significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

The following table reconciles the Company’s estimated U.S. GAAP income (loss) from operations to the Company’s non-GAAP income (loss) from operations:

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SeaChange Q3 FY16 Results/Page 9

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended October 31, 2015			Three Months Ended October 31, 2014
	Estimated GAAP As Reported	Estimated Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$6,195	$—	$6,195	$7,311	$—	$7,311
Services	22,552	—	22,552	22,659	—	22,659

Total revenues	28,747	—	28,747	29,970	—	29,970

Cost of revenues:
Products	1,528	—	1,528	2,779	—	2,779
Services	10,963	—	10,963	12,094	—	12,094
Provision for loss contract	9,162	(9,162)	—	—	—	—
Amortization of intangible assets	184	(184)	—	258	(258)	—
Stock-based compensation	33	(33)	—	46	(46)	—

Total cost of revenues	21,870	(9,379)	12,491	15,177	(304)	14,873

Gross profit	6,877	9,379	16,256	14,793	304	15,097

Gross profit percentage	23.9%	32.6%	56.5%	49.4%	1.0%	50.4%
Operating expenses:
Research and development	8,273	—	8,273	9,932	—	9,932
Selling and marketing	3,965	—	3,965	3,447	—	3,447
General and administrative	3,648	—	3,648	3,841	—	3,841
Amortization of intangible assets	1,038	(1,038)	—	994	(994)	—
Stock-based compensation expense	1,104	(1,104)	—	1,136	(1,136)	—
Earn-outs and change in fair value of earn-outs	492	(492)	—	—	—	—
Professional fees—other	1	(1)	—	124	(124)	—
Severance and other restructuring costs	197	(197)	—	1,186	(1,186)	—

Total operating expenses	18,718	(2,832)	15,886	20,660	(3,440)	17,220

(Loss) income from operations	$(11,841)	$12,211	$370	$(5,867)	$3,744	$(2,123)

(Loss) income from operations percentage	(41.2%)	42.4%	1.3%	(19.6%)	12.5%	(7.1%)
Weighted average common shares outstanding:
Basic	33,636	33,636	33,636	32,628	32,628	32,628

Diluted	33,636	33,835	33,835	32,628	32,854	32,628

Non-GAAP operating income (loss) per share:
Basic	$(0.35)	$0.36	$0.01	$(0.19)	$0.12	$(0.07)

Diluted	$(0.35)	$0.36	$0.01	$(0.19)	$0.12	$(0.07)

Adjusted EBITDA:
Estimated loss from operations			$(11,841)			$(5,867)
Depreciation expense			851			891
Estimated provision for loss contract			9,162			—
Amortization of intangible assets			1,222			1,252
Stock-based compensation expense			1,137			1,182
Earn-outs and changes in fair value			492			—
Professional fees—other			1			124
Severance and other restructuring			197			1,186

Adjusted EBITDA			$1,221			$(1,232)

Adjusted EBITDA %			4.2. %			(4.1%)

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SeaChange Q3 FY16 Results/Page 10

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Nine Months Ended October 31, 2015			Nine Months Ended October 31, 2014
	Estimated GAAP As Reported	Estimated Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$16,314	$—	$16,314	$21,109	$—	$21,109
Services	63,481	—	63,481	63,047	—	63,047

Total revenues	79,795	—	79,795	84,156	—	84,156

Cost of revenues:
Products	4,766	—	4,766	6,188	—	6,188
Services	33,829	—	33,829	35,970	—	35,970
Provision for loss contract	9,162	(9,162)	—	—	—	—
Amortization of intangible assets	557	(557)	—	795	(795)	—
Stock-based compensation	61	(61)	—	132	(132)	—

Total cost of revenues	48,375	(9,780)	38,595	43,085	(927)	42,158

Gross profit	31,420	9,780	41,200	41,071	927	41,998

Gross profit percentage	39.4%	12.3%	51.6%	48.8%	1.1%	49.9%
Operating expenses:
Research and development	26,176	—	26,176	31,729	—	31,729
Selling and marketing	11,263	—	11,263	10,509	—	10,509
General and administrative	11,446	—	11,446	11,895	—	11,895
Amortization of intangible assets	3,003	(3,003)	—	3,325	(3,325)	—
Stock-based compensation expense	2,943	(2,943)	—	2,447	(2,447)	—
Earn-outs and change in fair value of earn-outs	1,475	(1,475)	—	—	—	—
Professional fees—other	145	(145)	—	477	(477)	—
Severance and other restructuring costs	1,026	(1,026)	—	1,878	(1,878)	—

Total operating expenses	57,477	(8,592)	48,885	62,260	(8,127)	54,133

(Loss) income from operations	$(26,057)	$18,372	$(7,685)	$(21,189)	$9,054	$(12,135)

(Loss) income from operations percentage	(32.7%)	23.0%	(9.6%)	(25.2%)	10.7%	(14.4%)
Weighted average common shares outstanding:
Basic	33,440	33,440	33,440	32,805	32,805	32,805

Diluted	33,440	33,615	33,440	32,805	33,031	32,805

Non-GAAP operating loss per share:
Basic	$(0.78)	$0.55	$(0.23)	$(0.65)	$0.28	$(0.37)

Diluted	$(0.78)	$0.55	$(0.23)	$(0.65)	$0.28	$(0.37)

Adjusted EBITDA:
Estimated loss from operations			$(26,057)			$(21,189)
Depreciation expense			2,554			2,809
Estimated provision for loss contract			9,162			—
Amortization of intangible assets			3,560			4,120
Stock-based compensation expense			3,004			2,579
Earn-outs and changes in fair value			1,475			—
Professional fees—other			145			477
Severance and other restructuring			1,026			1,878

Adjusted EBITDA			$(5,131)			$(9,326)

Adjusted EBITDA %			(6.4%)			(11.1%)

—end press release and tables—